EXHIBIT 21.01

                               ORACLE CORPORATION
                           FEDERAL I. D. # 94-2871189
                         SUBSIDIARIES OF THE REGISTRANT
                               AS OF MAY 31, 1995

LIST OF ENTITIES:

SUBSIDIARY                                                          COUNTRY OF INCORPORATION
- ----------                                                          ------------------------
Oracle Corporation                                                  United States
Oracle (Barbados) Foreign Sales Corporation                         Barbados
Oracle Credit Corporation                                           United States
Oracle Real Estate Corporation                                      United States
Oracle China, Inc.                                                  United States
Oracle Taiwan, Inc.                                                 United States
Oracle Complex Systems Corporation                                  United States
Falcon Systems, Inc.                                                United States
Oracle Japan Holding, Inc.                                          United States
India Holdings, Inc.                                                United States
RSIB, Inc.                                                          United States
Oracle Holdings, Inc.                                               United States
Oracle Ges.m.b.H.                                                   Austria
Oracle Belgium N.V.                                                 Belgium
Oracle Software d.o.o.                                              Croatia
Oracle Czech S.R.O.                                                 Czech Republic
Oracle Danmark A/S                                                  Denmark
Oracle Deutschland GmbH                                             Germany
Oracle Finland OY                                                   Finland
Oracle France S.A.                                                  France
Oracle Hellas S.A. (Greece)                                         Greece
Oracle Hungary Kft.                                                 Hungary
Oracle Europe Manufacturing Limited (Ireland)                       Ireland
Oracle Italia, S.p.A.                                               Italy
Oracle Nederland B.V.                                               The Netherlands
Oracle Norge AS                                                     Norway
Oracle Polska, Sp. z.o.o.                                           Poland
Oracle Portugal -- Sistemas De Informacao, LDA                      Portugal
Oracle Slovakia                                                     Slovakia
Oracle Slovenia                                                     Solvenia
Oracle Iberica S.A. (Spain)                                         Spain
Oracle Svenska AB                                                   Sweden
Oracle Software (Switzerland) Ltd.                                  Switzerland
Oracle AG                                                           Switzerland
Oracle Corporation UK Limited                                       UK
Oracle Resources Ltd.                                               UK

                              ORACLE CORPORATION
                          FEDERAL I. D. # 94-2871189
                        SUBSIDIARIES OF THE REGISTRANT
                              AS OF MAY 31, 1995

SUBSIDIARY                                                          COUNTRY OF INCORPORATION
- ----------                                                          ------------------------
Oracle Corporation Nominees, Ltd.                                   UK
Relational Software Limited (UK)                                    UK
Oracle Systems Ltd.                                                 Cyprus
Oracle Biligisayer Sistemieri Ltd. Sti. (Turkey)                    Turkey
Oracle Argentina S.A.                                               Argentina
Oracle do Brazil Sistemas Ltda.                                     Brazil
Oracle Caribbean, Inc.                                              Puerto Rico/United States
Sistemas Oracle de Chile S.A.                                       Chile
Centro de Capacitacion Oracles Ltda.                                Chile
Oracle Colombia Limitada                                            Colombia
Oracle Centroamerica S.A.                                           Costa Rica
Oracle Ecuador                                                      Ecuador
Oracle Mexico S.A. de C.V.                                          Mexico
Oracle del Peru, S.A.                                               Peru
Oracle de Venezuela C.A.                                            Venezuela
Oracle Corporation Canada, Inc.                                     Canada
La Societe D'Informatique Oracle du Quebec, Inc.                    Canada
Oracle Systems (Australia) Pty. Ltd.                                Australia
Beijing Oracle Systems Company Ltd.                                 China
Oracle Systems China (Hong Kong) Limited                            Hong Kong
Oracle Systems Hong Kong Limited                                    Hong Kong
Oracle Systems (Korea) Ltd.                                         Korea
Oracle Systems Malaysia Sdn. Bhd.                                   Malaysia
Oracle Systems New Zealand Ltd.                                     New Zealand
Oracle Systems (Philippines) Inc.                                   Philippines
Oracle Systems South-East (Singapore) Pte Ltd                       Singapore
Oracle Systems (Thailand) Co. Ltd.                                  Thailand
Oracle Software India Private Ltd.                                  India
Oracle Corporation Japan                                            Japan

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